Exhibit 3.3

Constitution

Constitution

Newcrest Finance Pty Limited
ACN 072 648 705

Constitution	Contents 1

Contents

Table of contents

1	Preliminary		4

	1.1	Definitions	4
	1.2	Interpretation	4
	1.3	Application of the Act	5
	1.4	Exercise of powers	5
	1.5	Table A and replaceable rules not to apply	6
	1.6	Single member company	7
	1.7	Single director company	7

2	Share capital		7

	2.1	Shares	7
	2.2	Preference shares	7
	2.3	Variation of class rights	9
	2.4	Alteration of share capital	9
	2.5	Equitable and other claims	9
	2.6	Currency	9

3	Transfer and transmission of shares		10

	3.1	Transfer of shares	10
	3.2	Power to decline registration of transfers	10
	3.3	Power to suspend registration of transfers	11
	3.4	Transmission of shares	11
	3.5	Share certificates	11

4	General meetings		11

	4.1	Calling general meetings	11
	4.2	Notice of general meetings	12
	4.3	Quorum at general meetings	12
	4.4	Chairperson of general meetings	12
	4.5	Conduct of general meetings	13
	4.6	Decisions at general meetings	14
	4.7	Voting rights	14
	4.8	Decisions without general meetings	15
	4.9	Resolution of single member	16
	4.10	Representation at general meetings	16

5	Directors		18

	5.1	Appointment and removal of directors	18
	5.2	Vacation of office	18
	5.3	Remuneration of directors	18
	5.4	Share qualification	19
	5.5	Interested directors	20
	5.6	Wholly owned subsidiary	20
	5.7	Powers and duties of directors	21
	5.8	Proceedings of directors	21
	5.9	Convening meetings of directors	22
	5.10	Notice of meetings of directors	22
	5.11	Quorum at meetings of directors	22
	5.12	Chairperson of directors	22

Constitution	Contents 2

Contents

	5.13	Decisions of directors	23
	5.14	Written resolutions of directors	23
	5.15	Alternate directors	24
	5.16	Committees of directors and delegation to a director	25
	5.17	Validity of acts	25

6	Executive officers		25

	6.1	Managing directors	25
	6.2	Executive directors	26
	6.3	Secretaries	26
	6.4	Provisions applicable to all executive officers	26

7	Seals		27

	7.1	Common seal	27
	7.2	Use of seal	27

8	Distributions		27

	8.1	Dividends	27
	8.2	Capitalisation of profits	28
	8.3	Ancillary powers	29
	8.4	Reserves	29
	8.5	Carry forward of profits	30

9	Winding up		30

	9.1	Distribution of surplus	30
	9.2	Division of property	30

10	Indemnity and insurance		31

	10.1	Persons to whom rules 10.2 and 10.4 apply	31
	10.2	Indemnity	31
	10.3	Extent of indemnity	31
	10.4	Insurance	31
	10.5	Savings	31
	10.6	Deed	32

11	Access to documents		32

12	Notices		32

	12.1	Notices by the company to members	32
	12.2	Notices by the company to directors	33
	12.3	Notices by members or directors to the company	33
	12.4	Time of service	33
	12.5	Other communications and documents	34
	12.6	Notices in writing	34

13	General		34

	13.1	Submission to jurisdiction	34
	13.2	Prohibition and enforceability	34

14	Transitional provisions		34

Constitution	Contents 3

Constitution

Newcrest Finance Pty Limited

ACN 072 648 705

A company limited by shares

Constitution

1	Preliminary

1.1	Definitions

The meanings of the terms used in this constitution are set out below.

Term	Meaning
Act	the Corporations Act 2001 (Cth).
Representative	in relation to a member which is a body corporate, means a person authorised by the body corporate under the Act or a corresponding previous law to act as its representative.
Transmission Event	1	for a member who is an individual – the member’s death, the member’s bankruptcy or the member becoming of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health; and
	2	for a member who is a body corporate – the dissolution of the member or the succession by another body corporate to the assets and liabilities of the member.

1.2	Interpretation

(a)	A reference in this constitution to a call or an amount called in respect of a share includes a reference to an amount that, by the terms of issue of a share, becomes payable on issue or at a fixed date.

(b)	A member is to be taken to be present at a general meeting if the member is present in person or by proxy, attorney or Representative.

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1     Preliminary

(c)	A reference in this constitution in general terms to a person holding or occupying a particular office or position includes a reference to any person who occupies or performs the duties of that office or position for the time being.

(d)	In this constitution, unless the contrary intention appears:

(1)	the singular includes the plural and the plural includes the singular;

(2)	words of any gender include all genders;

(3)	an expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any government agency as well as an individual;

(4)	a reference to a person includes that person’s successors and legal personal representatives;

(5)	a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them; and

(6)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

(e)	In this constitution, headings and bold type are for convenience only and do not affect its interpretation.

(f)	A reference to a rule is a reference to a rule of this constitution.

1.3	Application of the Act

(a)	Unless the contrary intention appears, an expression in a rule that deals with a matter dealt with by a provision of the Act has the same meaning as in that provision of the Act.

(b)	Subject to rule 1.3(a), unless the contrary intention appears, an expression in a rule that is used in the Act has the same meaning in this constitution as in the Act.

1.4	Exercise of powers

(a)	The company may, in any way the Act permits:

(1)	exercise any power;

(2)	take any action; or

(3)	engage in any conduct or procedure,

which, under the Act, a company limited by shares may exercise, take or engage in.

(b)	Where this constitution provides that a person or body may do a particular act or thing, the act or thing may be done at the person’s discretion.

(c)	Where this constitution confers a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the same manner and subject to the same conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

(d)	Where this constitution confers a power to do a particular thing in respect of particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that thing in respect of some only of those matters or in respect of a particular class or particular classes of those matters and to make different provision in respect of different matters or different classes of matters.

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1     Preliminary

(e)	Where this constitution confers a power to make appointments to any office or position, the power is, unless the contrary intention appears, to be taken to include a power:

(1)	to appoint a person to act in the office or position until a person is appointed to the office or position;

(2)	subject to any contract between the company and the relevant person, to remove or suspend any person appointed, with or without cause; and

(3)	to appoint another person temporarily in the place of any person so removed or suspended or in place of any sick or absent holder of the office or position.

(f)	Where this constitution confers a power or imposes a duty then, unless the contrary intention appears, the power may be exercised and the duty must be performed from time to time as the occasion requires.

(g)	Where this constitution confers a power or imposes a duty on the holder of an office as such then, unless the contrary intention appears, the power may be exercised and the duty must be performed by the holder for the time being of the office.

(h)	Where this constitution confers power on a person or body to delegate a function or power:

(1)	the delegation may be concurrent with, or (except in the case of a delegation by the board of directors) to the exclusion of, the performance or exercise of that function or power by the person or body;

(2)	the delegation may be either general or limited in any manner provided in the terms of delegation;

(3)	the delegation need not be to a specified person but may be to any person from time to time holding, occupying or performing the duties of a specified office or position;

(4)	the delegation may include the power to delegate;

(5)	where the performance or exercise of that function or power is dependent on the opinion, belief or state of mind of that person or body in relation to a matter, that function or power may be performed or exercised by the delegate on the opinion, belief or state of mind of the delegate in relation to that matter; and

(6)	the function or power so delegated, when performed or exercised by the delegate, is to be taken to have been performed or exercised by the person or body.

1.5	Table A and replaceable rules not to apply

The regulations in Table A in the legislation under which the company was formed and those provisions of the Act designated as replaceable rules do not apply to the company except so far as they are repeated in this constitution.

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2     Share capital

1.6	Single member company

If at any time the company has only one member then, unless the contrary intention appears:

(a)	a reference in a rule to ‘the members’ is a reference to that member;

(b)	without limiting rule 1.6(a), a rule which confers a power or imposes an obligation on the members to do a particular thing confers that power or imposes that obligation on that member;

(c)	the company may pass a resolution by the member recording it and signing the record; and

(d)	the member must give the company notice in writing of any resolution passed under rule 1.6(c) within 15 days of the passing of that resolution.

1.7	Single director company

If at any time the company has appointed only one director then, unless the contrary intention appears:

(a)	a reference in a rule to ‘the directors’ is a reference to that director;

(b)	without limiting rule 1.7(a), a rule which confers a power or imposes an obligation on the directors to do a particular thing confers that power or imposes that obligation on that director;

(c)	the director may pass a resolution by the director recording it and signing the record;

(d)	the director must give the company notice in writing of any resolution passed under rule 1.7(c) within 15 days of the passing of that resolution; and

(e)	rule 5.11 does not apply.

2	Share capital

2.1	Shares

Without prejudice to any special rights conferred on the holders of any shares or class of shares, the directors may:

(a)	issue, allot or grant options for, or otherwise dispose of, shares in the company; and

(b)	decide:

(1)	the persons to whom shares are issued or options are granted;

(2)	the terms on which shares are issued or options are granted; and

(3)	the rights and restrictions attached to those shares and options.

2.2	Preference shares

(a)	The company may issue preference shares including preference shares which are, or at the option of the company or holder are, liable to be redeemed or convertible into ordinary shares.

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 2      Share capital

(b)	Each preference share confers on the holder a right to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at the rate and on the basis decided by the directors under the terms of issue.

(c)	In addition to the preferential dividend and rights on winding up, each preference share may participate with the ordinary shares in profits and assets of the company, including on a winding up, if and to the extent the directors decide under the terms of issue.

(d)	The preferential dividend may be cumulative only if and to the extent the directors decide under the terms of issue, and will otherwise be non-cumulative.

(e)	Each preference share confers on its holder the right in a winding up and on redemption to payment in priority to the ordinary shares of:

(1)	the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and

(2)	any additional amount specified in the terms of issue.

(f)	To the extent the directors may decide under the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

(g)	A preference share does not confer on its holder any right to participate in the profits or property of the company except as set out above.

(h)	A preference share does not entitle its holder to vote at any general meeting of the company except in the following circumstances:

(1)	on any of the proposals specified in rule 2.2(i):

(2)	on a resolution to approve the terms of a buyback agreement;

(3)	during a period in which a dividend or part of a dividend on the share is in arrears; or

(4)	during the winding up of the company.

(i)	The proposals referred to in rule 2.2(h)(1) are proposals:

(1)	to reduce the share capital of the company;

(2)	that affect rights attached to the share;

(3)	to wind up the company; or

(4)	for the disposal of the whole of the property, business and undertaking of the company.

(j)	The holder of a preference share who is entitled to vote in respect of that share under rule 2.2(h) is, on a poll, entitled to the number of votes specified in, or determined in accordance with, the terms of issue for the share.

(k)	In the case of a redeemable preference share, the company must, at the time and place for redemption specified in, or determined in accordance with, the terms of issue for the share, redeem the share and, on receiving a redemption notice under the terms of issue, pay to or at the direction of the holder the amount payable on redemption of the share.

(l)	A holder of a preference share must not transfer or purport to transfer, and the directors must not register a transfer of, the share if the transfer would contravene any restrictions on the right to transfer the share set out in the terms of issue for the share.

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2      Share capital

2.3	Variation of class rights

Unless otherwise provided by the terms of issue of a class of shares:

(a)	all or any of the rights or privileges attached to the class may be varied, whether or not the company is being wound up, only with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class;

(b)	the provisions of these rules relating to general meetings apply, so far as they can and with such changes as are necessary, to each separate meeting of the holders of the issued shares of that class; and

(c)	the rights conferred on the holders of the shares of that class are to be taken as not having been varied by the creation or issue of further shares ranking equally with them.

2.4	Alteration of share capital

(a)	The company may alter its share capital in any manner permitted by law.

(b)	Where fractions of shares are or would otherwise be created by an alteration of share capital under rule 2.4(a), the directors may:

(1)	make cash payments;

(2)	decide that fractions of shares are to be disregarded or rounded down to the nearest whole share; or

(3)	decide that fractions of shares are to be rounded up to the nearest whole share by capitalising any amount available for capitalisation under rule 8.2 even though only some of the members may participate in that capitalisation.

2.5	Equitable and other claims

(a)	Except where a law or this constitution requires otherwise, the company is entitled to treat the registered holder of a share as the absolute owner of that share and need not:

(1)	recognise a person as holding a share on any trust, even if the company has notice of that trust; or

(2)	recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share by any other person except an absolute right of ownership in the registered holder, even if the company has notice of that claim or interest.

(b)	With the consent of the directors, shares held by a trustee may be marked in the register in such a way as to identify them as being held subject to the relevant trust.

(c)	Nothing in rule 2.5(b) limits the operation of rule 2.5(a).

2.6	Currency

An amount payable to the holder of a share, whether by way of or on account of dividend, return of capital, participation in the property of the company on a winding up or otherwise, may be paid, with the agreement of the holder or pursuant to the terms of issue of the share, in the currency of a country other than Australia and the directors may fix a date up to 30 days before the payment date as the date on which any applicable exchange rate will be determined for that purpose.

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3     Transfer and transmission of shares

3	Transfer and transmission of shares

3.1	Transfer of shares

(a)	Subject to this constitution and to the rights or restrictions attached to any shares or class of shares, a member may transfer any of the member’s shares by an instrument in writing in any usual form or in any other form approved by the directors.

(b)	An instrument of transfer referred to in rule 3.1(a) must:

(1)	be signed by or on behalf of both the transferor and the transferee unless the instrument of transfer relates only to fully paid shares and the directors have dispensed with signature by the transferee or the transfer of the shares is effected by a document which is, or documents which together are, a sufficient transfer of those shares under the Act;

(2)	if required by law to be stamped, be duly stamped; and

(3)	be left for registration at the company’s registered office, or at such other place as the directors decide, with the certificate for the shares to which it relates or any other evidence the directors require to prove the transferor’s title or right to the shares and the transferee’s right to be registered as the owner of the shares.

(c)	Subject to the powers vested in the directors under rules 3.2 and 3.3, where the company receives an instrument of transfer complying with rule 3.1(b), the company must register the transferee named in the instrument as the holder of the shares to which it relates.

(d)	A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members as the holder of the shares.

(e)	The company may retain a registered instrument of transfer for any period the directors decide.

(f)	Except in the case of fraud, the company must return any instrument of transfer which the directors decline to register to the person who deposited it with the company.

(g)	The directors may, to the extent permitted by law, waive all or any part of the requirements of this rule 3.1.

3.2	Power to decline registration of transfers

Subject to any special rights conferred on the holders of any shares or class of shares, the directors may, in their absolute discretion, decline to register any transfer of shares and are not required to give reasons for doing so.

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4      General meetings

3.3	Power to suspend registration of transfers

The directors may suspend the registration of transfers at such times and for such periods, not exceeding in total 30 days in any year, as they think fit.

3.4	Transmission of shares

(a)	Where a member dies, the only persons the company will recognise as having any title to the member’s shares or any benefits accruing on those shares are:

(1)	the legal personal representative of the deceased, where the deceased was a sole holder; and

(2)	the survivor or survivors, where the deceased was a joint holder.

(b)	Rule 3.4(a) does not release the estate of a deceased member from any liability on a share, whether that share was held by the deceased solely or jointly with other persons.

(c)	A person who becomes entitled to a share because of a Transmission Event may, on producing any evidence the directors require to prove that person’s entitlement to the share, choose:

(1)	to be registered as the holder of the share by signing and giving the company a written notice stating that choice; or

(2)	to nominate some other person to be registered as the transferee of the share by executing or effecting in some other way a transfer of the share to that other person.

(d)	The provisions of this constitution concerning the right to transfer shares, and the registration of transfers of shares apply, so far as they can and with any necessary changes, to any transfer under rule 3.4(c) as if the relevant Transmission Event had not occurred and the transfer were signed by the registered holder of the share.

(e)	For the purpose of this constitution, where 2 or more persons are jointly entitled to a share because of a Transmission Event they will, on being registered as the holders of the share, be taken to hold the share as joint tenants.

(f)	Despite rule 3.4(a), the directors may register a transfer of shares signed by a member before a Transmission Event even though the company has notice of the Transmission Event.

3.5	Share certificates

The directors may decide to issue certificates for shares or other securities of the company, to cancel any certificates on issue and to replace lost, destroyed or defaced certificates on issue on the basis and in the form it determines from time to time.

4	General meetings

4.1	Calling general meetings

(a)	The directors may, whenever they think fit, call and arrange to hold a general meeting.

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4      General meetings

(b)	A general meeting may be convened only as provided by this rule 4.1 or as otherwise required by the Act.

(c)	Subject to rule 4.1(d), the directors may postpone, cancel or change the venue for a general meeting.

(d)	A general meeting called and arranged under section 249D of the Act may not be postponed beyond the date by which section 249D requires it to be held and may not be cancelled without the consent of the requisitioning member or members.

4.2	Notice of general meetings

(a)	Subject to this constitution and to the rights or restrictions attached to any shares or class of shares, notice of a general meeting must be given within the time limits prescribed by the Act.

(b)	The content of a notice of a general meeting called by directors is to be decided by the directors, but must state the general nature of the business to be transacted at the meeting and any other matters required by the Act.

(c)	The non-receipt of a notice of a general meeting by, or the accidental omission to give notice to, any person entitled to receive notice does not invalidate the proceedings at or any resolution passed at the meeting.

4.3	Quorum at general meetings

(a)	No business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)	A quorum consists of:

(1)	if the number of members entitled to vote is 2 or more – 2 of those members; or

(2)            if only one member is entitled to vote – that member, present at the meeting.

(c)	If a quorum is not present within 30 minutes after the time appointed for a general meeting:

(1)	where the meeting was convened on the requisition of members, the meeting must be dissolved; or

(2)	in any other case, the meeting stands adjourned to the day, and at the time and place, the directors decide or, if they do not make a decision, to the same day in the next week at the same time and place and if, at the adjourned meeting, a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.

4.4	Chairperson of general meetings

(a)	The chairperson of directors must (if present within 15 minutes after the time appointed for the meeting and willing to act) preside as chairperson at each general meeting.

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4      General meetings

(b)	If at a general meeting there is no chairperson of directors or the chairperson of directors is not present or not willing to act as chairperson of the meeting, one of the other directors must act as chairperson.

4.5	Conduct of general meetings

(a)	The chairperson of a general meeting is responsible for the general conduct of the meeting and for the procedures to be adopted at the meeting and may require the adoption of any procedures which are in his or her opinion necessary or desirable for:

(1)	proper and orderly debate or discussion, including limiting the time that a person may speak on a motion or other item of business before the meeting; and

(2)	the proper and orderly casting or recording of votes at the general meeting, whether on a show of hands or on a poll, including the appointment of scrutineers.

(b)	The chairperson of a general meeting may at their sole discretion at any time during the course of the meeting adjourn from time to time and place to place the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion and may adjourn any business, motion, question or resolution, debate or discussion either to a later time at the same meeting or to an adjourned meeting.

(c)	No business may be transacted at an adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(d)	Where a meeting is adjourned or postponed, notice need not be given to any person unless the meeting is adjourned or postponed for more than 30 days.

(e)	Where a meeting is adjourned or postponed, the directors may postpone, cancel or change the venue of the adjourned or postponed meeting.

(f)	Where a meeting of members is held at 2 or more venues using any form of technology:

(1)	a member participating in the meeting is to be taken to be present in person at the meeting;

(2)	all the provisions in this constitution relating to meetings of members apply, so far as they can and with such changes as are necessary, to meetings of the members using that technology; and

(3)	the meeting is to be taken to be held at the place determined by the chairperson of the general meeting as long as at least one of the members involved was at that place for the duration of the general meeting.

(g)	If the technology used in accordance with the requirement of rule 4.5(f) encounters a technical difficulty, whether before or during the meeting, which results in a member not being able to participate in the meeting, the chairperson may, subject to the Act, allow the meeting to continue or may adjourn the meeting either for such reasonable period as may be required to fix the technology or to such other time and location as the chairperson deems appropriate.

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4      General meetings

4.6	Decisions at general meetings

(a)	Except in the case of any resolution which as a matter of law requires a special majority, questions arising at a general meeting must be decided by a majority of votes cast by the members present at the meeting. A decision made in this way is for all purposes a decision of the members.

(b)	If votes are equal on a proposed resolution, the chairperson of the meeting has a casting vote, in addition to any deliberative vote.

(c)	A resolution put to the vote of a general meeting must be decided on a show of hands, unless a poll is demanded by:

(1)	the chairperson of the meeting; or

(2)	any member present and having the right to vote at the meeting,

before a show of hands is held or before the result of the show of hands is declared or immediately after the result of the show of hands is declared.

(d)	A demand for a poll does not prevent a general meeting continuing to transact any business except on the question on which the poll is demanded.

(e)	Unless a poll is duly demanded, a declaration by the chairperson of a general meeting that a resolution has on a show of hands been carried or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

(f)	If a poll is duly demanded at a general meeting, it is to be taken in a way and subject to rule 4.6(g) either at once or after an interval or adjournment or otherwise as the chairperson of the meeting directs. The result of the poll as declared by the chairperson is the resolution of the meeting at which the poll was demanded.

(g)	No poll may be demanded on the election of a chairperson of a general meeting or, unless that chairperson otherwise determines, the adjournment of the meeting.

(h)	The demand for a poll may be withdrawn with the chairperson’s consent.

4.7	Voting rights

(a)	Subject to this constitution and to any rights or restrictions attached to any shares or classes of shares, at a general meeting:

(1)	on a show of hands, every member present has one vote; and

(2)	on a poll, every member present has one vote for each share held by the member and in respect of which the member is entitled to vote.

(b)	If a person present at a general meeting represents personally or by proxy, attorney or Representative more than one member:

(1)	on a show of hands the person is entitled to one vote only, even though he or she represents more than one member;

(2)	that vote will be taken as having been cast for all the members the person represents; and

(3)	the person must not exercise that vote in a way which would contravene any directions given to the person in accordance with rule 4.10(g) in any instrument appointing the person as a proxy or attorney.

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4      General meetings

(c)	A joint holder may vote at any meeting in person or by proxy, attorney or Representative as if that person were the sole holder. If more than one joint holder tenders a vote, the vote of the holder named first in the register must be accepted to the exclusion of the other or others.

(d)	A person entitled to a share because of a Transmission Event may vote at any general meeting in respect of that share in the same way as if that person were the registered holder of the share if, before the meeting, the directors have:

(1)	admitted that person’s right to vote at that meeting in respect of the share; or

(2)	been satisfied of that person’s right to be registered as the holder of, or to transfer, the share under rule 3.4(c),

and any vote so tendered by that person must be accepted to the exclusion of the vote of the registered holder of the share.

(e)	A member is not entitled to vote at a general meeting unless all calls and other amounts presently payable by that member in respect of shares in the company have been paid.

(f)	An objection to the qualification of a person to vote at a general meeting must be:

(1)	raised before or at the meeting at which the vote objected to is given or tendered; and

(2)	referred to the chairperson of the meeting, whose decision is final.

(g)	A vote not disallowed by the chairperson of a meeting under rule 4.7(f) is valid for all purposes.

4.8	Decisions without general meetings

(a)	When the company has more than one member, the company may pass a resolution (except a resolution to remove an auditor) without a general meeting being held:

(1)	if all of the members entitled to vote on the resolution sign a document containing a statement that they are in favour of a resolution set out in the document; and

(2)	otherwise in accordance with the Act.

(b)	If a share is held jointly, each of the joint members must sign the document.

(c)	For the purposes of rule 4.8(a):

(1)	the resolution is passed when the last person signs the document; and

(2)	separate copies of a document may be used for signing by members if the wording of the resolution and statement is identical in each copy,

(d)	The passage of the resolution satisfies any requirement in the Act, or in this constitution, that the resolution be passed at a general meeting.

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4      General meetings

4.9	Resolution of single member

When the company has only one member, rules 4.8(c) and 4.8(d) apply to the passing of a resolution by the member.

4.10	Representation at general meetings

(a)	Subject to this constitution, each member entitled to vote at a meeting of members may vote:

(1)	in person or, where a member is a body corporate, by its Representatives;

(2)	by not more than 2 proxies; or

(3)	by not more than 2 attorneys.

(b)	A proxy, attorney or Representative may, but need not, be a member of the company.

(c)	A proxy, attorney or Representative may be appointed for all general meetings, or for any number of general meetings, or for a particular general meeting.

(d)	Unless otherwise provided in the instrument, an instrument appointing a proxy, attorney or Representative is to be taken to confer authority:

(1)	to agree to a meeting being convened by shorter notice than is required by the Act or by this constitution;

(2)	to agree to a resolution being proposed and passed as a special resolution at a meeting of which less than the period of notice required by the Act has been given; and

(3)	even though the instrument may refer to specific resolutions and may direct the proxy, attorney or Representative how to vote on those resolutions to do any of the acts specified in rule 4.10(e).

(e)	The acts referred to in rule 4.10(d)(3) are:

(1)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(2)	to vote on any procedural motion, including any motion to elect the chairperson, to vacate the chair or to adjourn the meeting; and

(3)	to act generally at the meeting.

(f)	Where a member appoints 2 proxies or attorneys to vote at the same general meeting, the following rules apply:

(1)	subject to rule 4.10(f)(2), the appointment is of no effect and a proxy or attorney may not vote unless each proxy or attorney (as applicable) is appointed to represent a specified proportion of the member’s voting rights;

(2)	if the Act precludes the company from treating as invalid the appointment of 2 proxies which fails to specify the proportion or number of votes that each may exercise, each person appointed may exercise half the member’s votes;

(3)	on a show of hands, neither proxy or attorney may vote;

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4      General meetings

(4)	on a poll, each proxy or attorney may only exercise the voting rights the proxy or attorney represents; and

(5)	if both appointments cannot be validly exercised at the meeting, the later appointment revokes the earlier appointment of a proxy or attorney.

(g)	An instrument appointing a proxy or attorney may direct the manner in which the proxy or attorney is to vote in respect of a particular resolution and, where an instrument so provides, the proxy or attorney is not entitled to vote on the proposed resolution except as directed in the instrument.

(h)	Subject to rule 4.10(i), an instrument appointing a proxy or attorney need not be in any particular form as long as it is in writing, legally valid and signed by or on behalf of the appointer or the appointer’s attorney.

(i)	Subject to the Act, a proxy or attorney may not vote at a general meeting or adjourned or postponed meeting or on a poll unless the instrument appointing the proxy or attorney, and the authority under which the instrument is signed or a certified copy of the authority, are:

(1)	received at the registered office of the company, a fax number at the company’s registered office or at another place, fax number or electronic address specified for that purpose in the notice convening the meeting before the time specified in the notice;

(2)	in the case of a meeting or an adjourned or postponed meeting, tabled at the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(3)	in the case of a poll, produced when the poll is taken.

(j)	The directors may waive all or any of the requirements of rules 4.10(h) and 4.10(i) and in particular may, on the production of such other evidence as the directors require to prove the validity of the appointment of a proxy or attorney, accept:

(1)	an oral appointment of a proxy or attorney;

(2)	an appointment of a proxy or attorney which is not signed in the manner required by rule 4.10(h); and

(3)	the deposit, tabling or production of a copy (including a copy sent by fax) of an instrument appointing a proxy or attorney or of the power of attorney or other authority under which the instrument is signed.

(k)	A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite:

(1)	a Transmission Event occurring in relation to the appointer; or

(2)	the revocation of the instrument or of the authority under which the instrument was executed,

if no written notice of the Transmission Event or revocation has been received by the company by the time and at one of the places at which the instrument appointing the proxy or attorney is required to be deposited, tabled or produced under rule 4.10(i).

(l)	A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given, if the transfer is not registered by the time at which the instrument appointing the proxy or attorney is required to be deposited, tabled or produced under rule 4.10(i).

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5      Directors

(m)	The appointment of a proxy or attorney is not revoked by the appointer attending and taking part in the general meeting but, if the appointer votes on a resolution, the person acting as proxy or attorney for the appointer is not entitled to vote, and must not vote, as the appointer’s proxy or attorney on the resolution.

5	Directors

5.1	Appointment and removal of directors

(a)	There must be:

(1)	at least one director; and

(2)	unless the company resolves otherwise, not more than 10 directors.

(b)	The company may by resolution appoint or remove a director.

(c)	Where the company is the wholly owned subsidiary of another company (Holding Company), the Holding Company may by written notice served on the company appoint or remove a director. Any such appointment or removal takes effect immediately on delivery of the instrument of appointment or removal to the registered office of the company or as otherwise specified in the notice.

(d)	The directors may appoint any natural person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but the total number of directors must not at any time exceed the maximum number allowed under this constitution.

(e)	Subject to rule 5.2 and to the terms of any agreement entered into between the company and the relevant director, a director holds office until the director dies or is removed from office under this rule 5.1.

5.2	Vacation of office

The office of a director becomes vacant:

(a)	in the circumstances prescribed by the Act;

(b)	if the director becomes of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health;

(c)	if the director is removed from office under rule 5.1;

(d)	unless resolved otherwise, if the director ceases employment with the company or a related body corporate; or

(e)	if the director resigns by written notice to the company.

5.3	Remuneration of directors

(a)	Each director is entitled to such remuneration out of the funds of the company as the directors decide, but if the company in general meeting has fixed a limit on the amount of remuneration payable to the directors, the total remuneration of the directors under this rule 5.3(a) must not exceed that limit.

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5      Directors

(b)	The remuneration of directors may be:

(1)	a stated salary or a fixed sum for attendance at each meeting of directors, or both; or

(2)	a share of a fixed sum decided by the company in general meeting to be the remuneration payable to all directors which is to be divided between the directors in the proportions agreed between them or, failing agreement, equally, and if it is a stated salary under rule 5.3(b)(1) or a share of a fixed sum under rule 5.3(b)(2), is to be taken to accrue from day to day.

(c)	In addition to their remuneration under rule 5.3(a), the directors are entitled to be paid all travelling and other expenses properly incurred by them in connection with the affairs of the company, including attending and returning from general meetings of the company or meetings of the directors or of committees of the directors.

(d)	If a director renders or is called on to perform extra services or to make any special exertions in connection with the affairs of the company, the directors may arrange for a special remuneration to be paid to that director, either in addition to or in substitution for that director’s remuneration under rule 5.3(a).

(e)	Nothing in rule 5.3(a) restricts the remuneration to which a director may be entitled as an officer of the company or of a related body corporate in a capacity other than director, which may be either in addition to or in substitution for that director’s remuneration under rule 5.3(a).

(f)	For the purposes of rule 5.3(a), the maximum amount (if any) fixed by the company as remuneration payable to the directors does not include any amount paid by the company or related body corporate:

(1)	to a superannuation, retirement or pension fund for a director so that the company is not liable to pay the superannuation guarantee charge or similar statutory charge; or

(2)	for any insurance premium paid or agreed to be paid for a director under rule 10.4.

(g)	The directors may:

(1)	at any time after a director dies or otherwise ceases to hold office as a director, pay to the director or a legal personal representative, spouse, relative or dependant of the director, in addition to the remuneration of that director under rule 5.3(a), a pension or lump sum payment in respect of past services rendered by that director; and

(2)	cause the company to enter into a contract with the director for the purpose of providing for or giving effect to such a payment.

(h)	The directors may establish or support, or assist in the establishment or support of, funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or in respect of a director or former director.

5.4	Share qualification

(a)	A director need not hold any shares in the company as a qualification.

(b)	A director who is not a member of the company is entitled to attend and speak at general meetings and at meetings of the holders of a class of shares.

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5      Directors

5.5	Interested directors

(a)	A director may hold any other office or place of profit (other than auditor) in the company or any related body corporate in conjunction with his or her directorship and may be appointed to that office or place on such terms as to remuneration, tenure of office and otherwise as the directors think fit.

(b)	A director of the company may be or become a director or other officer of, or otherwise interested in, any related body corporate or any other body corporate promoted by the company or in which the company may be interested as a shareholder or otherwise, and is not accountable to the company for any remuneration or other benefits received by the director as a director or officer of, or from having an interest in, that body corporate.

(c)	The directors may exercise the voting rights conferred by shares in any body corporate held or owned by the company in such manner in all respects as the directors think fit (including voting in favour of any resolution appointing a director as a director or other officer of that body corporate or voting for the payment of remuneration to the directors or other officers of that body corporate) and a director may, if permitted by law, vote in favour of the exercise of those voting rights even though he or she is, or may be about to be appointed, a director or other officer of that other body corporate and, as such, interested in the exercise of those voting rights.

(d)	A director is not disqualified merely because of being a director from contracting with the company.

(e)	No contract made by a director with the company, and no contract or arrangement entered into by or on behalf of the company in which any director may be in any way interested, is avoided or rendered voidable merely because of the director holding office as a director or because of the fiduciary obligations arising out of that office.

(f)	No director contracting with or being interested in any arrangement involving the company is liable to account to the company for any profit realised by or under any contract or arrangement merely because of the director holding office as a director or because of the fiduciary obligations arising out of that office.

(g)	Subject to the Act, a director who is in any way interested in any contract or arrangement or proposed contract or arrangement may, despite that interest:

(1)	be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;

(2)	vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement; and

(3)	sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement to which the seal is affixed.

5.6	Wholly owned subsidiary

While the company is a wholly owned subsidiary of another body corporate its directors may, subject to the Act, act in the best interests of the company’s holding company or ultimate holding company and in doing so will be taken to be acting in the best interests of the company and for a proper purpose.

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5      Directors

5.7	Powers and duties of directors

(a)	The business and affairs of the company are to be managed by, or under the direction of, the directors who (in addition to the powers and authorities conferred on them by this constitution) may exercise all powers and do all things that are:

(1)	within the powers of the company; and

(2)	not by this constitution or by law directed or required to be done by the company in general meeting.

(b)	Without limiting the general nature of rule 5.7(a), the directors may exercise all the powers of the company to borrow or raise money in any other way, to charge any of the company’s property or business or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the company or of any other person.

(c)	The directors may decide how cheques, promissory notes, banker’s drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed (as applicable) by or on behalf of the company.

(d)	The directors may pay out of the company’s funds all expenses of the promotion, formation and registration of the company and the vesting in it of the assets acquired by it.

(e)	The directors may delegate any of their powers to a related body corporate of the company, including to persons from time to time holding, occupying or performing the duties of a specified office or position in the related body corporate.

(f)	The directors may:

(1)	appoint or employ any person to be an officer, agent or attorney of the company for such purposes with the powers, discretions and duties (including powers, discretions and duties vested in or exercisable by the directors), for such period and on such conditions as they decide;

(2)	authorise an officer, agent or attorney to delegate any of the powers, discretions and duties vested in the officer, agent or attorney; and

(3)	subject to any contract between the company and the relevant officer, agent or attorney, remove or dismiss any officer, agent or attorney of the company at any time, with or without cause.

(g)	A power of attorney may contain such provisions for the protection and convenience of the attorney or persons dealing with the attorney as the directors decide.

5.8	Proceedings of directors

(a)	The directors may meet together to attend to business and adjourn and regulate their meetings as they decide.

(b)	A meeting of the directors may be held using any technology consented to by all the participating directors (Approved Technology) and the consent may be a standing one. The contemporaneous linking together by Approved Technology of a number of the directors sufficient to constitute a quorum, constitutes a meeting of the directors and all the provisions in this constitution relating to meetings of the directors apply, so far as they can and with such changes as are necessary, to meetings of the directors by Approved Technology.

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5      Directors

(c)	A director participating in a meeting by Approved Technology is to be taken to be present in person at the meeting.

(d)	A meeting by Approved Technology is to be taken to be held at the place determined by the chairperson of the meeting as long as at least one of the directors involved was at that place for the duration of the meeting.

(e)	If, before or during the meeting, any technical difficulty occurs as a result of which one or more directors cease to participate, the chairperson may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.

5.9	Convening meetings of directors

(a)	A director may, whenever the director thinks fit, convene a meeting of the directors.

(b)	A secretary must, on the requisition of a director, convene a meeting of the directors.

5.10	Notice of meetings of directors

Reasonable notice must be given to every director of the place, date and time of every meeting of the directors. Where any director is for the time being outside Australia or on leave of absence approved by the directors, notice need only be given to that director if contact details have been given.

5.11	Quorum at meetings of directors

(a)	No business may be transacted at a meeting of directors unless a quorum of directors is present at the time the business is dealt with.

(b)	A quorum consists of:

(1)	if the directors have fixed a number for the quorum, that number of directors; and

(2)            in any other case, 2 directors, present at the meeting of directors.

(c)	If there is a vacancy in the office of director, the remaining director or directors may act. But, if the number of remaining directors is not sufficient to constitute a quorum, the remaining director or directors may act only in an emergency or to increase the number of directors to a number sufficient to constitute a quorum or to call a general meeting of the company.

5.12	Chairperson of directors

(a)	The directors may elect one of the directors to the office of chairperson of directors and may decide the period for which that director is to be chairperson of directors.

(b)	The office of chairperson of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the director holding that office for the purposes of rule 5.3(d).

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5      Directors

(c)	The chairperson of directors must (if present within 15 minutes after the time appointed for the holding of the meeting and willing to act) preside as chairperson at each meeting of directors.

(d)	If at a meeting of directors:

(1)	there is no chairperson of directors;

(2)	the chairperson of directors is not present within 15 minutes after the time appointed for the meeting; or

(3)	the chairperson of directors is present within that time but is unable or not willing to act as chairperson of the meeting,

the directors present must elect one of themselves to be chairperson of the meeting.

5.13	Decisions of directors

(a)	A meeting of directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the directors under this constitution. However if the company has only one director, the director may pass a resolution and make a declaration by recording it and signing the record.

(b)	Questions arising at a meeting of directors are to be decided by a majority of votes cast by the directors present and any such decision is for all purposes a decision of the directors.

(c)	If votes are equal on a proposed resolution:

(1)	the chairperson of the meeting does not have a casting vote in addition to any deliberative vote; and

(2)	the proposed resolution is to be taken as having been lost.

5.14	Written resolutions of directors

(a)	If:

(1)	a majority of the directors assent to a document containing a statement to the effect that a thing has been done or resolution has been passed; and

(2)	the directors who assent to the document would have constituted a quorum at a meeting of directors held to consider that thing or resolution,

then that thing or resolution is to be taken as having been done at or passed by a meeting of the directors.

(b)	For the purposes of rule 5.14(a):

(1)	the meeting is to be taken as having been held on the day on which, and at the time at which, the document was last assented to by a director (or the last of the directors constituting the majority as required);

(2)	2 or more separate documents in identical terms each of which is assented to by one or more directors are to be taken as constituting one document; and

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5      Directors

(3)	a director may signify assent to a document by signing the document or by notifying the company of the director’s assent in person or by post, fax, telephone or other electronic means.

(c)	A fax transmission or other document produced by mechanical or electronic means under the name of a director with the director's authority is considered a document in writing signed by the director and is deemed to be signed when received by the company in legible form.

(d)	Where a document is assented to in accordance with rule 5.14(a), the document is to be taken as a minute of a meeting of directors.

5.15	Alternate directors

(a)	A director may appoint, with approval of a majority of the other directors:

(1)	a person to be the director’s alternate director for such period as the director thinks fit; and

(2)	another person to be the director’s alternate director in the absence of any alternate director appointed under rule 5.15(a)(1).

(b)	An alternate director may, but need not, be a member or a director of the company.

(c)	One person may act as alternate director to more than one director.

(d)	An alternate director is entitled, if the appointer does not attend a meeting of directors, to attend and vote in place of and on behalf of the appointer.

(e)	An alternate director has a separate vote for each director the alternate director represents in addition to any vote the alternate director may have as a director in his or her own right.

(f)	In the absence of the appointer, an alternate director may exercise any powers that the appointer may exercise and the exercise of any such power by the alternate director is to be taken to be the exercise of the power by the appointer.

(g)	The appointment of an alternate director may be terminated at any time by the appointer even though the period of the appointment of the alternate director has not expired.

(h)	Unless previously terminated, the office of an alternate director is vacated if and when the appointer vacates office as a director. An appointment, or the termination of an appointment, of an alternate director must be in writing signed by the director who makes or made the appointment, and does not take effect until the company has received written notice of the appointment or termination.

(i)	An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed under this constitution.

(j)	In determining whether a quorum is present at a meeting of directors, an alternate director who attends the meeting is to be counted as a director for each director on whose behalf the alternate director is attending the meeting.

(k)	An alternate director is not entitled to be remunerated by the company for his or her services (other than under rule 5.35.3(c)) as an alternate director except as provided in rule 5.15(l).

(l)	An alternate director may be paid such remuneration as the directors think fit, either in addition to or in reduction of the remuneration payable to the director for whom the alternate director acts as alternate. An alternate director, while acting as a director, is responsible to the company for his or her own acts and defaults and is not to be taken to be the agent of the director by whom he or she was appointed.

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6      Executive officers

5.16	Committees of directors and delegation to a director

(a)	The directors may delegate any of their powers to a committee or committees consisting of the number of directors they think fit.

(b)	A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	The provisions of this constitution applying to meetings and resolutions of directors apply, so far as they can and with such changes as are necessary, to meetings and resolutions of a committee of directors.

(d)	Membership of a committee of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the members for the purposes of rule 5.3(d).

(e)	The directors may delegate any of their powers to a director.

(f)	A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(g)	The acceptance of a delegation of powers by a director may, if the directors so resolve, be treated as an extra service or special exertion performed by the delegate for the purposes of rule 5.3(d).

5.17	Validity of acts

An act done by a person acting as a director or by a meeting of directors or a committee of directors attended by a person acting as a director is not invalidated merely because of:

(a)	a defect in the appointment of the person as a director;

(b)	the person being disqualified from being a director or having vacated office; or

(c)	the person not being entitled to vote,

if that circumstance was not known by the person or the directors or committee (as applicable) when the act was done.

6	Executive officers

6.1	Managing directors

(a)	The directors may appoint one or more of the directors to the office of managing director.

(b)	Unless the directors decide differently, a managing director’s appointment as managing director automatically terminates if the managing director ceases to be a director.

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6      Executive officers

6.2	Executive directors

(a)	A reference in this rule 6 to an executive director is a reference to a director who is also an officer of the company or of a related body corporate in a capacity other than director.

(b)	The directors may confer on an executive director such title as they see fit.

6.3	Secretaries

(a)	The directors may appoint at least one secretary and may appoint additional secretaries.

(b)	The directors may appoint one or more assistant secretaries.

6.4	Provisions applicable to all executive officers

(a)	A reference in this rule 6.4 to an executive officer is a reference to a managing director, executive director, secretary or assistant secretary appointed under this rule 6.

(b)	The appointment of an executive officer may be for the period, at the remuneration and on the conditions the directors think fit.

(c)	Subject to any contract between the company and the relevant executive officer, an executive officer of the company may be removed or dismissed by the directors at any time, with or without cause, and if he or she is also a director, the executive officer ceases to be a director on termination of his or her employment.

(d)	The directors may:

(1)	confer on an executive officer such powers, discretions and duties (including any powers, discretions and duties vested in or exercisable by the directors) as they think fit;

(2)	withdraw, suspend or vary any of the powers, discretions and duties so conferred; and

(3)	authorise the executive officer to delegate all or any of the powers, discretions and duties conferred on the executive officer.

(e)	An executive officer need not hold any shares to qualify for appointment.

(f)	An act done by a person acting as an executive officer is not invalidated merely because of:

(1)	a defect in the person’s appointment as an executive officer; or

(2)	the person being disqualified from being an executive officer,

if that circumstance was not known by the person when the act was done.

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7     Seals

7	Seals

7.1	Common seal

Without limiting the ways in which the company can execute documents in accordance with the Act, if the directors so decide, the company may have a common seal.

7.2	Use of seal

The directors may decide on procedures for the use of the seal.

8	Distributions

8.1	Dividends

(a)	The directors may pay any interim and final dividends that, in their judgment, the financial position of the company justifies.

(b)	The directors may pay any dividend required to be paid under the terms of issue of a share.

(c)	Paying a dividend does not require confirmation at a general meeting.

(d)	Subject to any rights or restrictions attached to any shares or class of shares:

(1)	all dividends in respect of shares must be paid in proportion to the number of shares held by the members;

(2)	for the purposes of rules 8.1(d)(1), an amount paid or credited as paid on a share in advance of a call is to be taken as not having been credited as paid on the share; and

(3)	interest is not payable by the company on any dividend.

(e)	The directors may fix a record date in respect of a dividend, with or without suspending the registration of transfers from that date under rule 3.3.

(f)	A dividend in respect of a share must be paid to the person who is registered, or entitled under rule 3.1(c) to be registered, as the holder of the share:

(1)	where the directors have fixed a record date in respect of the dividend, on that date; or

(2)	where the directors have not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend,

and a transfer of a share that is not registered, or left with the company for registration in accordance with rule 3.1(b), on or before that date is not effective, as against the company, to pass any right to the dividend.

(g)	When resolving to pay a dividend the directors may direct payment of the dividend from any available source permitted by law, including:

(1)	wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the company or of another body corporate, either generally or to specific members; and

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8      Distributions

(2)	to particular members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source or generally.

(h)	The directors may deduct from any dividend payable to a member all amounts presently payable by the member to the company and apply the amount so deducted in or towards satisfaction of the amount owing.

(i)	Where a person is entitled to a share as a result of a Transmission Event, the directors may, but need not retain any dividends payable in respect of that share until that person becomes registered as the holder of the share or transfers it.

(j)	Without prejudice to any other method of payment the directors may adopt, payment in respect of a share may be made:

(1)	by such electronic or other means approved by the directors directly to an account (of a type approved by the directors) nominated in writing by the member or the joint holders; or

(2)	by cheque sent to the address of the holder as shown in the register of members, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder first named in that register, or to such other address as the holder or joint holders direct in writing.

(k)	A cheque sent under rule 8.1(j)(2) may be made payable to bearer or to the order of the member to whom it is sent or another person that the member directs and is sent at the member’s risk.

8.2	Capitalisation of profits

(a)	Subject to any rights or restrictions attached to any shares or class of shares, the directors may capitalise and distribute among those members who would be entitled to receive dividends, and in the same proportions, any amount:

(1)	forming part of the company’s undivided profits;

(2)	representing profits arising from an ascertained accretion to capital or a revaluation of the company’s assets;

(3)	arising from the realisation of any of the company’s assets; or

(4)	otherwise available for distribution as a dividend.

(b)	The directors may resolve that any part of the capitalised amount is to be applied:

(1)	in paying up in full shares or other securities of the company to be issued to members;

(2)	in paying up any amounts unpaid on shares or other securities held by the members; or

(3)	partly as specified in rule 8.2(b)(1) and partly as specified in rule 8.2(b)(2),

and such an application must be accepted by the members entitled to share in the distribution in full satisfaction of their interests in the capitalised amount.

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8      Distributions

(c)	Rules 8.1(e) and 8.1(f) apply, so far as they can and with any necessary changes, to capitalising an amount under this rule 8.2 as if references in those rules to a dividend and to the date a dividend is paid were references respectively to a capitalisation of an amount and to the date the directors resolve to capitalise the amount under this rule 8.2.

8.3	Ancillary powers

(a)	To give effect to any resolution to satisfy a dividend as set out in rule 8.1(g)(1) or to capitalise any amount under rule 8.2, the directors may:

(1)	settle as they think expedient any difficulty that may arise in making the distribution or capitalisation and, in particular, where shares or other securities in the company are or would otherwise be issuable in fractions, make cash payments, decide that fractions of shares are to be disregarded or rounded down to the nearest whole number or decide that fractions of shares are to be rounded up to the nearest whole share;

(2)	fix the value for distribution of any specific assets;

(3)	pay cash or issue shares or other securities to any members in order to adjust the rights of all parties;

(4)	vest any of those specific assets, cash, shares or other securities in a trustee on trust for the persons entitled to the dividend or capitalised amount; and

(5)	authorise any person to make, on behalf of all the members entitled to any further shares or other securities as a result of the distribution or capitalisation, an agreement with the company or another body corporate providing, as appropriate, for the issue to them of those further shares or other securities credited as fully paid up or for the payment by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by applying their respective proportions of the amount resolved to be capitalised.

(b)	Any agreement made under an authority referred to in rule 8.3(a)(5) is effective and binding on all members concerned.

(c)	If the company distributes to members (either generally or to specific members) securities in the company or in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those members appoints the company as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

8.4	Reserves

(a)	The directors may set aside out of the company’s profits any reserves or provisions they decide.

(b)	The directors may appropriate to the profits of the company any amount previously set aside as a reserve or provision.

(c)	Setting aside an amount as a reserve or provision does not require the directors to keep the amount separate from the company’s other assets or prevent the amount being used in the company’s business or being invested as the directors decide.

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9      Winding up

8.5	Carry forward of profits

The directors may carry forward any part of the profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.

9	Winding up

9.1	Distribution of surplus

Subject to this constitution and the rights or restrictions attached to any shares or class of shares:

(a)	if the company is wound up and the property of the company available for distribution among the members is more than sufficient to pay:

(1)	all the debts and liabilities of the company; and

(2)	the costs, charges and expenses of the winding up,

the excess must be divided among the members in proportion to the number of shares held by them, irrespective of the amounts paid or credited as paid on the shares; and

(b)	for the purpose of calculating the excess referred to in rule 9.1(a), any amount unpaid on a share is to be treated as property of the company.

9.2	Division of property

(a)	If the company is wound up, the liquidator may, with the sanction of a special resolution:

(1)	divide among the members the whole or any part of the company’s property; and

(2)	decide how the division is to be carried out as between the members or different classes of members.

(b)	A division under rule 9.2(a) need not accord with the legal rights of the members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.

(c)	Where a division under rule 9.2(a) does not accord with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Act.

(d)	If any of the property to be divided under rule 9.2(a) includes securities with a liability to calls, any person entitled under the division to any of the securities may, within 10 days after the passing of the special resolution referred to in that rule, by written notice direct the liquidator to sell the person’s proportion of the securities and to account for the net proceeds. The liquidator must, if practicable, act accordingly.

(e)	Nothing in this rule 9.2 takes away from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

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10      Indemnity and insurance

(f)	Rule 8.3 applies, so far as it can and with any necessary changes, to a division by a liquidator under rule 9.2(a) as if references in rule 8.3 to the directors and to a distribution or capitalisation were respectively references to the liquidator and to the division under rule 9.2(a).

10	Indemnity and insurance

10.1	Persons to whom rules 10.2 and 10.4 apply

Rules 10.2 and 10.4 apply to:

(a)	each person who is or has been a director, alternate director, secretary or senior manager (as defined in the Act) of the company; and

(b)	any other officers or former officers of the company as the directors in each case decide.

10.2	Indemnity

The company may indemnify, on a full indemnity basis and to the full extent permitted by law, each person to whom this rule 10.2 applies against all losses or liabilities (including costs and expenses) incurred by the person as an officer of the company.

10.3	Extent of indemnity

The indemnity in rule 10.2:

(a)	is a continuing obligation and is enforceable by a person to whom rule 10.2 applies even though that person has ceased to be an officer of the company;

(b)	is enforceable without that person having first to incur any expense or make any payment; and

(c)	operates only to the extent that the loss or liability in question is not covered by insurance.

10.4	Insurance

The company may, to the extent permitted by law:

(a)	purchase and maintain insurance; or

(b)	pay or agree to pay a premium for insurance,

for any person to whom this rule 10.4 applies against any liability incurred by the person as an officer of the company where the directors consider it appropriate to do so.

10.5	Savings

Nothing in rule 10.2 or 10.4:

(a)	affects any other right or remedy that a person to whom those rules apply may have in respect of any loss or liability referred to in those rules; or

(b)	limits the capacity of the company to indemnify or provide or pay for insurance for any person to whom those rules do not apply.

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11      Access to documents

10.6	Deed

Without limiting a person’s right under this rule 10, the company may enter into a deed agreeing with the person to give effect to the rights of the person conferred by this rule 10 or the exercise of a discretion under this rule 10, on such terms and conditions as the directors think fit, as long as they are not inconsistent with this rule 10.

11	Access to documents

(a)	A person who is not a director does not have the right to inspect any of the board papers, books, records or documents of the company, except as provided by law or this constitution, or as authorised by the directors or by a resolution of the members.

(b)	The company may enter into contracts with its directors agreeing to provide continuing access for a specified period after they cease to be a director to board papers, books, records and documents of the company which relate to the period during which the director was a director on such terms and conditions as the directors think fit and which are not inconsistent with this rule 11.

(c)	The company may procure that its subsidiaries provide similar access to board papers, books, records or documents as that set out in rules 11(a) and 11(b).

12	Notices

12.1	Notices by the company to members

(a)	The company may give notices, including a notice of general meeting to a member:

(1)	personally;

(2)	by sending it by post to the address for the member in the register of members or the alternative address (if any) nominated by the member; or

(3)	by sending it to the fax number or electronic address (if any) nominated by the member.

(b)	A notice may be given by the company to the joint holders of a share by giving the notice in the manner authorised by rule 12.1(a) to the joint holder first named in the register of members in respect of the share.

(c)	A notice given to a member in accordance with rule 12.1(a) or 12.1(b) is, despite the occurrence of a Transmission Event and whether or not the company has notice of that occurrence:

(1)	duly given in respect of any shares registered in that person’s name, whether solely or jointly with another person; and

(2)	sufficient service on any person entitled to the shares as a result of the Transmission Event.

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12      Notices

(d)	A notice given to a person who is entitled to a share as a result of a Transmission Event is sufficient service on the member in whose name the share is registered.

(e)	Any person who, because of a transfer of shares, becomes entitled to any shares registered in the name of a member is bound by every notice which, before that person’s name and address is entered in the register of members in respect of those shares, is given to the member in accordance with this rule 12.1.

(f)	A certificate signed by a director or secretary of the company to the effect that a notice has been given in accordance with this constitution is conclusive evidence of that fact.

12.2	Notices by the company to directors

Subject to this constitution, a notice may be given by the company to any director or alternate director either by serving it personally at, or by sending it by post in a prepaid envelope to, the director’s usual residential or business address, or by electronic means or fax to such electronic address or fax number, as the director has supplied to the company for giving notices.

12.3	Notices by members or directors to the company

Subject to this constitution, a notice may be given by a member, director or alternate director to the company by serving it on the company at, or by sending it by post in a prepaid envelope to, the registered office of the company or by fax or electronic means to the principal fax number or the principal electronic address of the company at its registered office.

12.4	Time of service

(a)	Where a notice is sent by post, service of the notice is to be taken to be effected if a prepaid envelope containing the notice is properly addressed and placed in the post and to have been effected:

(1)	in the case of a notice of a general meeting, on the day after the date of its posting; or

(2)	in any other case, at the time at which the letter would be delivered in the ordinary course of post.

(b)	Where a notice is sent by fax, service of the notice is to be taken to be effected if the correct fax number appears on the fax report generated by the sender’s fax machine and to have been effected at the time the fax is sent.

(c)	Where a notice is sent by electronic means, service of the notice is to be taken to be effected:

(1)	in the case of an electronic messaging system that contains a delivery verification function, on the generation by the electronic messaging system of a delivery verification notice or log entry, or other confirmation; or

(2)	in the case of electronic mail or other electronic messaging system (other than those referred to in rule 12.4(c)(1)), on the delivery to where the addressee is a natural person, the addressee’s electronic mail or electronic messaging system account or where the addressee is a corporation, the corporation’s computer systems.

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13      General

12.5	Other communications and documents

Rules 12.1 to 12.4 (inclusive) apply, so far as they can and with any necessary changes, to the service of any communication or document.

12.6	Notices in writing

A reference in this constitution to a written notice includes a notice given by fax or electronic transmission or any other form of written communication.

13	General

13.1	Submission to jurisdiction

Each member submits to the non-exclusive jurisdiction of the Supreme Court of the State or Territory in which the company is taken to be registered, the Federal Court of Australia and the courts which may hear appeals from those courts.

13.2	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, this constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

(b)	Any provision of, or the application of any provision of, this constitution which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.

14	Transitional provisions

This constitution must be interpreted in such a way that:

(a)	every director, managing director and secretary in office in that capacity immediately before this constitution is adopted continues in office subject to, and is taken to have been appointed or elected under, this constitution;

(b)	any register maintained by the company immediately before this constitution is adopted is taken to be a register maintained under this constitution;

(c)	any seal adopted by the company immediately before this constitution is adopted is taken to be a seal which the company has under a relevant authority given by this constitution; and

(d)	unless a contrary intention appears in this constitution, all persons, things, agreements and circumstances appointed, approved or created by or under the constitution of the company in force before this constitution is adopted, continue to have the same status, operation and effect after this constitution is adopted.

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